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                                     BYLAWS
                          WILMINGTON TRUST CORPORATION

                                    ARTICLE 1
                             STOCKHOLDERS' MEETINGS

      Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the third Thursday in April in each year at the principal office of the Corporation or at such other date, time or place as may be designated by resolution of the Board of Directors.

      Section 2. Special Meetings. Subject to the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate"), special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors.

      Section 3. Notice. Notice of all meetings of the stockholders shall be given by mailing to each stockholder, at least ten (10) days, or such greater number of days as shall be required by law, before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

      Section 4. Quorum. The presence in person or by proxy of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock (as defined in the Restated Certificate) on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but, in the absence of a quorum, the holders of a smaller number of shares of Voting Stock may adjourn a meeting from time to time, without further notice (unless otherwise required herein or by law), until a quorum is secured. Unless otherwise provided in the Restated Certificate, at each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of Common Stock registered in the stockholder's name on the books of the Corporation on the record date for any such meeting as determined herein.

      Section 5. Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and, unless otherwise required by law and subject to the provisions hereof, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 6. Procedures. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at


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the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors, a plurality of the voting power of the Voting Stock present at the meeting shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Restated Certificate or these Bylaws, be decided by the vote of the holders of shares of stock having a majority of the voting power of the then-outstanding shares of Voting Stock.

      Section 8. Nominations. Except for directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of
Article V of the Restated Certificate, or for directors otherwise elected pursuant to the provisions of Section C of Section VI of the Restated Certificate, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provisions of this Section 8 may be elected to and may serve upon the Board of Directors. Subject to the rights of holders of any series of Preferred Stock of the Corporation to elect directors under specified circumstances, nominations for the election of directors may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record entitled to vote in the election of directors generally who complies with the procedures set forth in this Section 8. Subject to the foregoing, only a stockholder of record


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entitled to vote in the election of directors generally may nominate a person for election as a director at a meeting of stockholders and only if written notice of such stockholder's intent to make a nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day that precedes the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to any other meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first mailed by the Corporation to stockholders.

      Each such notice shall set forth:

      (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

      (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

      (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

      To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of the nominee to serve as a director of the Corporation if elected.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

      For purposes of this Section 8, any adjournment(s) or postponement(s) of the original meeting of stockholders whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless such notice of such nomination was timely given to the Secretary for the meeting as originally scheduled. Notwithstanding the foregoing, nothing in this Section 8 shall be interpreted or construed to require the inclusion of information about any


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such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors or the Corporation.

      Section 9. Proper Business. At a meeting of the stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. To be properly brought before a meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise be properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally in accordance with the provisions of this Section 9; and
(ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary. Such notice must be received by the Secretary not later than, with respect to an annual meeting of stockholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's meeting; and with respect to any other meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first mailed by the Corporation to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are owned by the stockholder and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 9.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before a meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting and shall not be transacted.

      For purposes of this Section 9, any adjournment(s) or postponement(s) of the original meeting of stockholders whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting, and no business may be brought before any reconvened meeting unless such notice of such business was timely given to the Secretary for the meeting as originally scheduled. Notwithstanding the foregoing, nothing in this Section 9 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of or on behalf of the Board of Directors or the Corporation.


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      Section 10. Stockholder List. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      Section 11. Proper Business - Special Meeting. At any special meeting of stockholders, only such business shall be conducted as shall have been stated in the notice of such meeting.

      Section 12. Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

      The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

                                    ARTICLE 2
                                    DIRECTORS

      Section 1. Management. The affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

      Section 2. Number. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board of Directors within the parameters set by the Restated Certificate. No more than two directors may also be employees of the Corporation or any affiliate thereof.


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      Section 3. Qualification. In addition to any other provisions of these
Bylaws, to be qualified for nomination for election or appointment to the Board of Directors, a person must have not attained the age of sixty-nine years at the time of such election or appointment; provided, however, the Nominating and Corporate Governance Committee may waive such qualification as to a particular candidate otherwise qualified to serve as a director upon a good faith determination by such Committee that such a waiver is in the best interests of the Corporation and its stockholders. The Chairman of the Board and the Chief Executive Officer shall not be qualified to continue to serve as directors upon the termination of their service in those offices for any reason.

      Section 4. Meetings. The Board of Directors shall meet at the principal office of the Corporation or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board, the Chief Executive Officer or the President.

      Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called upon the written request of a majority of the then authorized number of directors.

      Section 6. Quorum. Unless otherwise prohibited by law, a majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

      Section 7. Notice. Written notice of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting of the Board of Directors, shall be sent by mail to each director addressed to him at his residence or usual place of business, which shall be mailed not less than two days before the day such meeting is to be held, or shall be sent to him at such place by telegram, cablegram or other means of electronic transmission, or shall be given to him personally or by telephone, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purpose or purposes for which the meeting is called, unless otherwise required by statute.

      Section 8. Vacancies. Subject to the provisions of the Restated Certificate, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected pursuant hereto shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director's successor shall have been elected and qualified.

      Section 9. Organization Meeting. The Board of Directors at its first meeting after the annual stockholders' meeting shall appoint an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and shall elect a Chairman of the Board, a Chief Executive Officer and a President. The Board of Directors shall also elect at such meeting a Secretary and a Chief Financial Officer, and may appoint at any time such other committees as it may deem advisable. The Board of Directors, the Executive


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Committee or another committee designated by the Board of Directors may elect or appoint such other officers as they may deem advisable.

      Section 10. Removal. The Board of Directors may at any time remove, with or without cause, any member of any committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

      Section 11. Responsibility of Officers. The Board of Directors may designate an officer to be in charge of such of the departments or divisions of the Corporation as it may deem advisable.

      Section 12. Participation in Meetings. The Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors, or such committee, as the case may be, by conference telephone, video facilities or other communications equipment. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

                                    ARTICLE 3
                      COMMITTEES OF THE BOARD OF DIRECTORS

      Section 1. Executive Committee.

      (A) The Executive Committee shall be composed of not more than nine (9) members, who shall be selected by the Board of Directors from its own members, and who shall hold office at the pleasure of the Board of Directors.

      (B) The Executive Committee shall have and may exercise, to the fullest extent permitted by law, all of the powers of the Board of Directors when it is not in session in the management of the business and affairs of the Corporation to transact all business for and on behalf of the Corporation that may be brought before it.

      (C) The Executive Committee shall meet at the principal office of the Corporation or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President. A majority of its members shall constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be held at any time when a quorum is present.

      (D) Minutes of each meeting of the Executive Committee shall be kept and submitted to the Board of Directors at its next meeting.

      (E) In the event of an emergency of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by these Bylaws, any two available members of the Executive Committee as constituted immediately prior to such emergency shall constitute a quorum of that Committee for


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the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Article 3 of these Bylaws. In the event of the unavailability, at such time, of a minimum of two members of the Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the foregoing provisions of this Section. This Bylaw shall be subject to implementation by resolutions of the Board of Directors presently existing or hereafter passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementing resolutions shall be suspended during such emergency period until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

      Section 2. Audit Committee.

      (A) The Audit Committee shall be composed of not more than five (5) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Corporation, and shall hold office at the pleasure of the Board of Directors.

      (B) The Audit Committee shall have general supervision over the Audit Services Division of the Corporation in all matters however subject to the approval of the Board of Directors. It shall consider all matters brought to its attention by the officer in charge of the Audit Services Division, review all reports of examination of the Corporation made by any governmental agency or such independent auditor employed for the purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Corporation as it shall deem desirable.

      (C) The Audit Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

      Section 3. Compensation Committee.

      (A) The Compensation Committee shall be composed of not more than five (5) members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Corporation, and who shall hold office at the pleasure of the Board of Directors.

      (B) The Compensation Committee shall in general advise upon all matters of policy concerning compensation, including salaries and employee benefits, and specifically shall administer the Executive Incentive Plan, the Supplemental Executive Retirement Plan and the Directors' Deferred Fee Plan.


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      (C) The Compensation Committee shall meet whenever and wherever its
Chairperson, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

      Section 4. Nominating and Corporate Governance Committee.

      (A) The Nominating and Corporate Governance Committee shall be composed of not more than five (5) members who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Corporation, and shall hold office at the pleasure of the Board of Directors.

      (B) The Nominating and Corporate Governance Committee shall provide counsel and make recommendations to the Chairman of the Board and the full Board of Directors with respect to the performance of the Chairman of the Board and the Chief Executive Officer, candidates for membership on the Board of Directors and its committees, matters of corporate governance, succession planning for the Corporation's executive management and significant shareholder relations issues.

      (C) The Nominating and Corporate Governance Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief Executive Officer, the President or a majority of its members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

      Section 5. Other Committees. The Corporation may have such other committees with such powers as the Board may designate from time to time by resolution or by an amendment to these Bylaws.

      Section 6. Associate Directors.

      (A) Any person who has served as a director of the Corporation or its principal subsidiary may be elected by the Board of Directors as an associate director, to serve at the pleasure of the Board of Directors.

      (B) An associate director shall be entitled to attend all meetings of directors and participate in the discussion of all matters brought to the Board of Directors, but will not have a right to vote.

      Section 7. Absence or Disqualification of Any Member of a Committee. In the absence or disqualification of any member of any committee created under
Article 3 of these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.


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                                    ARTICLE 4
                                    OFFICERS

      Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such further authority and powers and shall perform such duties incident to his office or as the Board of Directors may assign to him from time to time.

      Section 2. Chief Executive Officer. The Chief Executive Officer shall have the powers and duties pertaining to the office of Chief Executive Officer conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall have the powers and duties of the Chairman of the Board.

      Section 3. President. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall have the powers and duties of the Chairman of the Board.

      Section 4. Duties. The Chairman of the Board, the Chief Executive Officer or the President, as designated by the Board of Directors, shall carry into effect all legal directions of the Executive Committee and of the Board of Directors, and shall at all times exercise general supervision over the interest, affairs and operations of the Corporation and perform all duties incident to his office.

      Section 5. Vice Presidents. There may be one or more Vice Presidents, however denominated by the Board of Directors (including, but not limited to, one or more Senior Vice Presidents and one or more Executive Vice Presidents), who may at any time perform all of the duties of the Chairman of the Board, the Chief Executive Officer and/or the President and such other powers and duties incident to their respective offices or as the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President or the officer in charge of the department or division to which they are assigned may assign to them from time to time.

      Section 6. Secretary. The Secretary shall attend to the giving of notice of meetings of the stockholders and of the Board of Directors, as well as the committees thereof, to the keeping of accurate minutes of all such meetings, recording the same in the minute books of the Corporation and in general notifying the Board of Directors of material matters affecting the Corporation on a timely basis. Subject to the other notice requirements of these Bylaws and as may be practicable under the circumstances, all such notices shall be in writing and to the extent practicable mailed well in advance of the scheduled date of any such meeting. The Secretary shall have custody of the corporate seal, affix the same to any documents requiring such corporate seal, attest the same and perform other duties incident to his office.


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      Section 7. Chief Financial Officer. The Chief Financial Officer shall have general supervision over all assets and liabilities of the Corporation. He shall be custodian of and responsible for all monies, funds and valuables of the Corporation and for the keeping of proper records of the evidence of property or indebtedness and of all transactions of the Corporation. He shall have general supervision of the expenditures of the Corporation and periodically shall report to the Board of Directors the condition of the Corporation, and perform such other duties incident to his office or as the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President may assign to him from time to time.

      Section 8. Controller. There may be a Controller who shall exercise general supervision over the internal operations of the Corporation, including accounting, and shall render to the Board of Directors or the Audit Committee at appropriate times a report relating to the general condition and internal operations of the Corporation and perform other duties incident to his office.

      There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

      Section 9. Audit Officers. The officer designated by the Board of Directors to be in charge of the Audit Services Division of the Corporation, with such title as the Board of Directors shall prescribe, shall report to and be directly responsible to the Audit Committee and the Board of Directors.

      There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Services Division.

      Section 10. Other Officers. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office Assistant Secretary of the Corporation and who may perform such duties as may be prescribed by the officer in charge of the department or division to which they are assigned.

      Section 11. Powers and Duties of Other Officers. The powers and duties of all other officers of the Corporation shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, or the President and the officer in charge of the department or division to which they are assigned.

      Section 12. Number of Offices. Any one or more offices of the Corporation may be held by the same person, except that (A) no individual may hold more than one of the offices of Chief Financial Officer, Controller or Audit Officer and
(B) none of the Chairman of the Board, the Chief Executive Officer or the President may hold any office mentioned in Section 12(A).


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

                                    ARTICLE 5
                          STOCK AND STOCK CERTIFICATES

      Section 1. Transfer. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

      Section 2. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors or the Executive Committee.

      Subject to any conditions imposed by the General Corporation Law, the Board of Directors or the Executive Committee may provide by resolution that some or all of any or all classes or series of this Corporation's stock may be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

      Section 3. Record Date. The Board of Directors is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, which record date shall not, unless otherwise required by law, be more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders nor more than sixty (60) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect.

                                    ARTICLE 6
                                      SEAL

      The corporate seal of the corporation shall be in the following form:

      Between two concentric circles the words "Wilmington Trust Corporation" and within the inner circle the words "Delaware Corporate Seal."

                                    ARTICLE 7
                                   FISCAL YEAR

      The fiscal year of the Corporation shall be the calendar year.


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

                                    ARTICLE 8
                   EXECUTION OF INSTRUMENTS OF THE CORPORATION

      The Chairman of the Board, the Chief Executive Officer, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Corporation to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of the Corporation without any specific authority, ratification, approval or confirmation by the Board of Directors or the Executive Committee, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors and/or the Executive Committee.

                                    ARTICLE 9
               COMPENSATION OF DIRECTORS AND MEMBERS OF COMMITTEES

      Directors and associate directors of the Corporation, other than salaried officers of the Corporation, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors or committees thereof as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Corporation, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine. Directors and associate directors may be authorized by the Corporation to perform such special services as the Board of Directors may from time to time determine in accordance with any guidelines the Board of Directors may adopt for such services, and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.

                                   ARTICLE 10
                                 INDEMNIFICATION

      Section 1. Persons Covered. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity that is not a subsidiary or affiliate of the Corporation, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify such a person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

      The Corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the Corporation or a director, officer, employee or agent of a subsidiary or affiliate of the Corporation, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation may indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

      Section 2. Advance of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding involving a person who is or may be indemnified pursuant to Section 1 in advance of its final disposition, provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 10 or otherwise.

      Section 3. Certain Rights. If a claim under this Article 10 for (A) payment of expenses or (B) indemnification by a director or person who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity that is not a subsidiary or affiliate of the Corporation, including service with respect to employee benefit plans, is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

      Section 4. Non-Exclusive. The rights conferred on any person by this
Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 5. Reduction of Amount. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

      Section 6. Effect of Modification. Any amendment, repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

                                   ARTICLE 11
                            AMENDMENTS TO THE BYLAWS

      Subject to the provisions of the Restated Certificate, and in addition to any affirmative vote required by law, any alteration, amendment, repeal or rescission (any "Change") of these Bylaws must be approved either (i) by a majority of the then-authorized number of directors and, if one or more Related Persons (as defined in the Restated Certificate) exist, by a majority of the Continuing Directors (as defined in the Restated Certificate) or (ii) by the affirmative vote of the holders of not less than seventy-five percent (75%) or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class and, if the Change is proposed by or on behalf of a Related Person or, at any time that one or more Related Persons exist, by a director who is not a Continuing Director as to all Related Persons, such Change must also be approved by the affirmative vote of the holders of a majority or more of the combined voting power of the Disinterested Shares (as defined in the Restated Certificate).

      Subject to the foregoing, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

                                   ARTICLE 12
                                  MISCELLANEOUS

      Whenever used in these Bylaws, the number shall include the plural, the plural shall include the singular unless the context requires otherwise and the use of either gender shall include both genders.


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